MERITOR, INC.
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA-RECONCILIATION
Non-GAAP
AND
CONSOLIDATED BUSINESS SEGMENT SALES INFORMATION
(Unaudited)
(dollars in millions)

	2016	2017					2018
	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1
Net income (loss) attributable to Meritor, Inc.	$573	$15	$22	$48	$239	$324	$(36)
Loss from discontinued operations, net of tax, attributable to Meritor, Inc.	4	—	—	1	—	1	1
Income (loss) from continuing operations, net of tax, attributable to Meritor, Inc.	$577	$15	$22	$49	$239	$325	$(35)
Interest expense, net	84	21	21	21	56	119	24
Provision (benefit) for income taxes	(424)	6	13	11	22	52	83
Depreciation and amortization	67	17	20	18	20	75	21
Noncontrolling interests	2	1	1	3	(1)	4	2
Loss on sale of receivables	5	1	1	2	1	5	2
Gain on sale of equity investment	—	—	—	—	(243)	(243)	—
Asset impairment charges	—	3	—	(1)	2	4	—
Restructuring costs	16	—	4	—	2	6	2
Adjusted EBITDA	$327	$64	$82	$103	$98	$347	$99

Adjusted EBITDA margin (1)	10.2%	9.2%	10.2%	11.2%	10.6%	10.4%	11.0%

Unallocated legacy and corporate expense (income), net (2)	(4)	—	2	(2)	3	3	2
Segment adjusted EBITDA	$323	$64	$84	$101	$101	$350	$101

Commercial Truck & Trailer
Segment adjusted EBITDA	$207	$40	$52	$71	$71	$234	$69
Segment adjusted EBITDA margin (3)	8.4%	7.4%	8.4%	9.8%	9.8%	9.0%	9.7%

Aftermarket & Industrial
Segment adjusted EBITDA	$116	$24	$32	$30	$30	$116	$32
Segment adjusted EBITDA margin (3)	13.1%	12.2%	14.2%	12.7%	12.4%	12.9%	14.0%

Sales
Commercial Truck & Trailer	$2,465	$537	$618	$728	$723	$2,606	$713
Aftermarket & Industrial	886	196	226	237	241	900	229
Intersegment Sales	(152)	(34)	(38)	(45)	(42)	(159)	(39)
Total Sales	$3,199	$699	$806	$920	$922	$3,347	$903
(1) Adjusted EBITDA margin equals adjusted EBITDA divided by consolidated sales from continuing operations.
(2) Unallocated legacy and corporate expense (income), net represents items that are not directly related to the company's business segments. These items primarily include asbestos-related charges and settlements, pension and retiree medical costs associated with sold businesses, and other legacy costs for environmental and product liability.
(3) Segment adjusted EBITDA margin equals segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable.

NON-GAAP FINANCIAL MEASURES
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) for the fiscal years ended September 30, 2016 and 2017, each of the four quarters of fiscal year 2017 and the first quarter of fiscal year 2018 we are providing information regarding non-GAAP financial measures. These non-GAAP financial measures include adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA and segment adjusted EBITDA margin.
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as adjusted EBITDA divided by consolidated sales from continuing operations. Segment adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, noncontrolling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense, asset impairment charges and other special items as determined by management. Segment adjusted EBITDA excludes unallocated legacy and corporate expense (income), net. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by consolidated sales from continuing operations, either in the aggregate or by segment as applicable.
Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA and segment adjusted EBITDA margin are meaningful measures of performance to investors as they are commonly utilized to analyze financial performance in our industry, perform analytical comparisons, benchmark performance between periods and measure our performance against externally communicated targets.
Management uses the aforementioned non-GAAP financial measures for planning and forecasting purposes, and segment adjusted EBITDA is also used as the primary basis for the Chief Operating Decision Maker (“CODM”) to evaluate the performance of each of our reportable segments.
Our Board of Directors uses adjusted EBITDA margin as a key metric to determine management’s performance under our performance-based compensation plans.
Adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA and segment adjusted EBITDA margin should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our financial performance. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies. Set forth above are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.